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                                                                    Exhibit 4.04


                       AMENDMENT TO RESTATED AND AMENDED

                          INVESTORS' RIGHTS AGREEMENT

        This Amendment (the "Amendment") is entered into as of November 25, 1996, by and among Excite, Inc., a California corporation ("Excite") and the other persons and entities whose names are set forth on the signature pages hereto, including AOL Ventures, Inc. ("AOL Ventures"), a Delaware corporation and wholly owned subsidiary of America Online, Inc., a Delaware corporation ("AOL"). This Amendment amends that certain Restated and Amended Investors' Rights Agreement dated as of March 8, 1996 by and among Excite and the investors listed on the signature pages thereto, as further amended by that certain Amendment to Restated and Amended Investors' Rights Agreement dated as of August 1, 1996 by and among Excite and the investors listed on the signature pages thereto (the "Rights Agreement").

                                    RECITALS

         A. On March 8, 1996, Excite entered into the Rights Agreement with certain investors, including AOL Ventures, in connection with the sale of its Series D Preferred Stock. On August 1, 1996, the Rights Agreement was amended in connection with the acquisition by Excite of Go Media, Inc.

        B. AOL and Excite have entered into a certain Acquisition Agreement dated as of November 25, 1996 (the "Acquisition Agreement") and other related agreements, pursuant to which AOL will be issued or have the right to be issued shares of Excite's Series E Preferred Stock. The shares of Common Stock into which such Series E Preferred Stock is convertible shall have the registration rights set forth in that certain Registration Rights Agreement dated as of November 25, 1996 by and between Excite, AOL and AOL Ventures (the "Registration Rights Agreement").

        C. The Registration Rights Agreement provides AOL with the right to request various types of registrations of Excite securities held by it (the "AOL Registrations"). For various reasons, AOL desires and it would not be practical for the parties to the Rights Agreement (the "Investors") to have piggyback registration rights with respect to the AOL Registrations and Excite is therefore asking the Investors to waive such rights. In addition, certain changes are needed in order for the Rights Agreement and Registration Rights Agreement to be implemented in parallel without any conflicts.

                                  AGREEMENT

         Now, Therefore, in consideration of the mutual promises and covenants set forth herein, Excite and the Investors hereby agree that the Rights Agreement shall be amended as follows:

        1. Section 2.1 of the Rights Agreement is amended to add thereto a new definition as follows:

                "AOL Registrable Securities". "AOL Registrable Securities" means the shares of Common Stock issued or issuable to America Online, Inc. ("AOL") upon the conversion of the Series E Preferred Stock issued by the Company to AOL pursuant to (i) the Acquisition Agreement dated as of November 25, 1996, between the Company, AOL and Global Network Navigator, Inc. (the "Acquisition Agreement"), (ii) the Operating Agreement, dated as of November 25, 1996, between the Company and AOL, (iii) the



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         exercise by AOL of its Warrant dated March 8, 1996, as amended, and (iv) the exchange of shares of Common Stock of the Company held by AOL as of November 25, 1996 in connection with the closing of the transactions provided for in the Acquisition Agreement."

        2. The fourth sentence of Section 2.2(b) of the Rights Agreement shall be amended to read in its entirety as follows:

         "Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities and the holders of any AOL Registrable Securities entitled to be included in such registration on a pro rata basis according to the number of Registrable Securities and AOL Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders) and each holder of AOL Registrable Securities entitled to participate in such registration, respectively; provided, however, that the number of Registrable Securities and AOL Registrable Securities to be included in any such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration."

        3. Section 2.3 of the Rights Agreement shall be amended to read in its entirety as follows:

         "2.3     Piggyback Registrations.  The Company shall notify all
         Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under
         Section 2.2 or 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder together with the holders of any other securities of the Company entitled to inclusion in such registration, on a pro-rata basis. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty
         (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to inched in such registration statement. If a Holder decides not to request to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, the registration rights granted to the Investors in this Section 2.3 shall not be applicable with respect to any registrations effected under that certain Registration Rights Agreement dated as of November 25, 1996, by and between Excite, AOL and AOL Ventures, Inc."



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        4.      Subsections (b)(2) and (3) of Section 2.4 shall be amended to read in their entirety as follows:

                "2.4(b)(2)   if the Holders, together with the holders of any
         other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million seven hundred fifty thousand dollars ($1,750,000);

                (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this
         Section 2.4; or"

        5.      AOL Ventures, Inc. shall be removed as a party to the Rights
Agreement.

        6. The Rights Agreement as modified herein shall remain in full force and effect as so modified.

        7. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EXCITE, INC.


By:   /s/George Bell
      -------------------------------

      George Bell, President



INVESTORS:



INSTITUTIONAL VENTURE PARTNERS VI           INSTITUTIONAL VENTURE
By: Its Managing General Partner            MANAGEMENT VI
    Institutional Venture Management VI

By: /s/ GEOFFREY Y. YANG                    By: /s/ GEOFFREY Y. YANG
    ---------------------------------          ---------------------------------
    GEOFFREY Y. YANG, GENERAL PARTNER          GEOFFREY Y. YANG, GENERAL PARTNER





IVP FOUNDERS FUND I, L.P.                    KLEINER PERKINS CAUFIELD &
By: Its General Partner                      BYERS VII
    Institutional Venture Management VI

By: /s/ GEOFFREY Y. YANG                 By: /s/ VINOD KHOSLA
    ---------------------------------        ---------------------------------
    GEOFFREY Y. YANG, GENERAL PARTNER            VINOD KHOSLA, GENERAL PARTNER





KPCB VII FOUNDERS FUND                       KPCB INFORMATION SCIENCES
                                             ZAIBATSU FUND II
                                             By: Its General Partner
                                             KPCB VII Associates

By: /s/ VINOD KHOSLA                         By /s/ VINOD KHOSLA
    ---------------------------------        ---------------------------------
    VINOD KHOSLA, GENERAL PARTNER               VINOD KHOSLA, GENERAL PARTNER





TRIBUNE COMPANY                              AOL VENTURES, INC.

By: /s/Donn Davis                            By: /s/Miles Gilburn
    ---------------------------------        ---------------------------------

Name: Donn Davis                             Name: Miles Gilburn
      ------------------------------              -----------------------------

Title: President                             Title: Senior VP, Corporate
       ----------------------------                 Development
                                                  -----------------------------






                   [AMENDMENT TO INVESTORS' RIGHTS AGREEMENT]

CHARLES RIVER PARTNERSHIP VII               CUC INTERNATIONAL INC.


By: /s/ Richard M. Burns, Jr.               By:
   ----------------------------             ---------------------------------
Name:  Richard M. Burns, Jr.                Name:
   ----------------------------             ---------------------------------
Title: General Partner
   ----------------------------             ---------------------------------



IDG HOLDINGS, INC.                          ITOCHU TECHNOLOGY, INC.

By:                                         By: /s/ Sigeki Nishiyamo
   ----------------------------             ---------------------------------
Name:                                       Name: Sigeki Nishiyamo
   ----------------------------             ---------------------------------
Title:                                      Title: Executive Vice President
   ----------------------------             ---------------------------------



ITOCHU CORPORATION                          F&W INVESTMENTS 1994

By: /s/ Eizo Kobayashi                      By: /s/Laird Simons
  -----------------------------                --------------------------------
Name: Eizo Kobayashi                        Name: Laird Simons
  -----------------------------                 -------------------------------
Title: General Manager,                     Title: Partner
   Information Technology                        ------------------------------
   and Information Department
 -----------------------------

ROSEWOOD STONE GROUP, INC.                  LIGHTHOUSE CAPITAL PARTNERS, L.P.

By: /s/ Claudia Stroud                      By: /s/Richard Stubblefield
    ---------------------------                 -------------------------------
Name: Claudia Stroud                        Name: Richard Stubblefield
    ---------------------------                  -----------------------------
Title: President                            Title: Managing Director
    ---------------------------                   ----------------------------

    /s/ Kevin Altis                            /s/ Robert Pittman
-------------------------------             -----------------------------------
KEVIN ALTIS                                 ROBERT PITTMAN

    /s/ Julie Gomoll                            /s/ Rachel Matthews
-------------------------------             -----------------------------------
JULIE GOMOLL                                RACHEL MATTHEWS




                   [AMENDMENT TO INVESTORS' RIGHTS AGREEMENT]





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